Moody National REIT I, Inc. POS AM

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No.  4 to Registration Statement on Form S-11 (No. 333-179521) of our report dated March 1 9, 201 4 , relating to the consolidated financial statements of Moody National REIT I, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Moody National REIT I, Inc. for the year s ended December 31, 201 3 and 2012 , our report dated January 25, 2013, relating to the combined financial statements of Terrapin Operator Woodlands, LLC and the Tenancy In Common as of and for the nine months ended September 30, 2012 and as of and for the year ended December 31, 2011 appearing in the Current Report on Form 8-K/A of Moody National REIT I, Inc., our report dated June 25, 2013, relating to the combined financial statements of SHG HP Germantown, LLC as of and for the years ended December 31, 2012 and 2011 appearing in the Current Report on Form 8-K/A of Moody National REIT I, Inc., our report dated September 18, 2013, relating to the combined financial statements of Naman Ashley I, LLC as of and for the years ended December 31, 2012 and 2011 appearing in the Current Report on Form 8-K/A of Moody National REIT I, Inc . our report dated March 18, 2014, relating to the combined financial statements of Austin Lodging, Inc. and the Tenancy In Common appearing in the Current Report on Form 8-K/A of Moody National REIT I, Inc. as of and for the period from January 1, 2013 to October 7, 2013 and as of and for the year ended December 21, 2012 and to the reference to us, under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
April 29, 2014